As filed with the Securities and Exchange Commission on March 3, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM S-8

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

LIQUIDITY SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	52-2209244
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1920 L Street, N.W., 6th Floor, Washington, D.C. (Address of Principal Executive Offices)	20036 (Zip Code)

Liquidity Services, Inc. 401(k) Profit Sharing Plan

(Full Title of the Plan)

James E. Williams
Vice President, General Counsel and Corporate Secretary
Liquidity Services, Inc.
1920 L Street, N.W.
6th Floor
Washington, D.C. 20036
(202) 467-6868

(Name, address and telephone number, including area code, of agent for service)

With copy to:

Stephen I. Glover, Esq.
Gibson, Dunn & Crutcher LLP

1050 Connecticut Avenue, N.W.

Washington, D.C. 20036

(202) 955-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	$10,000,000	$10,000,000	$1,288.00

(1)         Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock in respect of the securities identified in the above table as a result of any stock dividend, stock split, recapitalization or other similar transactions. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Liquidity Services, Inc. 401k Profit Sharing Plan.

(2)         Calculated in accordance with Rule 457(o) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Liquidity Services, Inc., a Delaware corporation (the “Registrant”), relating to $10,000,000 of the Company’s Common Stock, par value $0.001 per share, to be offered and sold under the Liquidity Services, Inc. 401(k) Profit Sharing Plan (the “Plan”).  This Registration Statement on Form S-8 in addition registers an indeterminate amount of interests in the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                                                         Plan Information.*

Item 2.                                                         Registrant Information and Employee Plan Annual Information.*

*                                         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                         Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are incorporated by reference herein and shall be deemed to be a part hereof:

(1)                                 The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013, filed with the Commission on November 21, 2013;

(2)                                 The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2013, filed with the Commission on February 7, 2014;

(3)                                 The Company’s Current Reports on Form 8-K filed with the Commission on December 4, 2013, January 21, 2014 and January 31, 2014.

(4)                                 The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on February 21, 2006, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant’s Annual Report on Form 10-K or the Plan’s Annual Report on Form 11-K, as applicable, covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Report. The Company’s Exchange Act file number with the Commission is 000-51813.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                                                         Description of Securities.

Not applicable.

Item 5.                                                         Interests of Named Experts and Counsel.

Not applicable.

Item 6.                                                         Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits a corporation to include in its corporate documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.  The Registrant’s bylaws provide for the indemnification of directors to the fullest extent permissible under Delaware law.  In addition, Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the Registrant’s best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.  The Registrant has entered into indemnification agreements with its directors and executive officers in addition to indemnification provided for in its corporate documents, and it intends to enter into indemnification agreements with any new directors and executive officers in the future.  The Registrant maintains insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 7.                                                         Exemption From Registration Claimed.

Not applicable.

Item 8.                                                         Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit No.	Exhibit Description

4.1

Fourth Amended and Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-129656), filed with the SEC on January 17, 2006.

4.2

Amended and Restated Bylaws, incorporated herein by reference to Exhibit 3.2 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-129656), filed with the SEC on January 17, 2006.

5.1*	Internal Revenue Service determination letter, dated March 31, 2008, relating to the Plan.

23.1*	Consent of Ernst & Young LLP.

24.1*	Power of Attorney (included on signature page).

*Filed herewith.

Item 9.                                                         Undertakings.

1.  The undersigned Registrant and the Plan hereby undertake:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(d) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2.  The undersigned Registrant and the Plan hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the Plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant or the Plan pursuant to the provisions and arrangements that exist whereby the Registrant or the Plan may indemnify such persons against liabilities arising under the Securities Act of 1933, or otherwise, the Registrant and the Plan have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant or the Plan of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant and the Plan will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on this 3rd day of March, 2014.

Liquidity Services, Inc.

By:	/s/ WILLIAM P. ANGRICK, III
William P. Angrick, III
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William P. Angrick, III, James M. Rallo and James E. Williams, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as full and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.  This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 3, 2014.

Signature	Title

/s/ WILLIAM P. ANGRICK, III
William P. Angrick, III	Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)

/s/ JAMES M. RALLO
James M. Rallo	Chief Financial Officer and Treasurer
(Principal Financial Officer)

/s/ KATHRYN A. DOMINO
Kathryn A. Domino	Chief Accounting Officer
(Principal Accounting Officer)

/s/ PHILLIP A. CLOUGH
Phillip A. Clough	Director

/s/ GEORGE H. ELLIS
George H. Ellis	Director

/s/ PATRICK W. GROSS
Patrick W. Gross	Director

/s/ JAIME MATEUS-TIQUE
Jaime Mateus-Tique	Director

/s/ DAVID A. PERDUE, JR.
David A. Perdue, Jr.	Director

The Plan.  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on the 3rd day of March, 2014.

Liquidity Services, Inc. 401(k) Profit Sharing Plan & Trust
(on behalf of Liquidity Services, Inc. 401(k) Profit Sharing Plan)

By:	/s/ MICHAEL LUTZ
Michael Lutz
Trustee

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1

Fourth Amended and Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-129656), filed with the SEC on January 17, 2006.

4.2

Amended and Restated Bylaws, incorporated herein by reference to Exhibit 3.2 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-129656), filed with the SEC on January 17, 2006.

5.1*	Internal Revenue Service determination letter, dated March 31, 2008, relating to the Plan.

23.1*	Consent of Ernst & Young LLP.

24.1*	Power of Attorney (included on signature page).

*Filed herewith.